UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 19, 2008

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 367-5910

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year Events

On February 19, 2008, our board of directors amended our amended and restated bylaws to provide that:

(1) a director may be removed only for cause (and not with or without cause, as the bylaws provided prior to amendment) at any special meeting of stockholders called for that purpose, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors [section 3.10]; and

(2) the bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least two-thirds ( 2/3) of the shares entitled to vote (and not a majority of the shares entitled to vote, as the bylaws provided prior to amendment) at any annual meeting of stockholders or at any special meeting of stockholders at which notice of the meeting included a statement or description of the proposed amendment, repeal or adoption of new bylaws [section 8.2].

A copy of the amendment to our amended and restated bylaws is filed with this Report as Exhibit 3(ii).1.

Item 9.01	Financial States and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

3(ii).1	Amendment to Bylaws

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008.

Stericycle, Inc.

By	/s/ FRANK J.M. TEN BRINK
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

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